UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TXU CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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On August 28, 2007, TXU Corp. issued the press release set forth below.
FOR IMMEDIATE RELEASE
ISS and Glass Lewis Recommend TXU Shareholders Vote “FOR” Merger
Dallas — August 28, 2007 — TXU Corp. (NYSE: TXU) today announced that Institutional Shareholder Services (ISS) and Glass Lewis, two leading independent proxy advisory firms, recommended that TXU shareholders vote “FOR” the merger transaction between TXU and Texas Energy Future Holdings Limited Partnership (TEF). TEF was formed by a group of investors led by Kohlberg Kravis Roberts & Co. (KKR) and Texas Pacific Group (TPG) to facilitate the merger. TXU shareholders should vote promptly so that their votes can be counted at the company’s September 7, 2007 Annual Meeting of Shareholders.
In recommending that TXU shareholders vote to approve the transaction, ISS stated:
“We conclude that the proposed buyout compares favorably to comparable transactions. TXU has been affected by both positive and negative developments since the February announcement of the buyout. Although at certain point the implied takeover premium had declined as the company’s peer set rallied, as of the date of this recommendation the offer price reflects a reasonable control premium.”
Noting in its report that the transaction value represents an “all-time high value for shareholders,” Glass Lewis stated:
“Quantitatively, we believe the merger value per share appears financially fair for shareholders. The cash consideration falls at the high end of the equity valuation ranges presented in the updated analyses of the financial advisor to the special committee.”
Last week, Egan-Jones and Proxy Governance, two other independent proxy advisory firms, also issued opinions recommending that shareholders vote in favor of the merger.
“We are very pleased that ISS, Glass Lewis, Egan-Jones and Proxy Governance have all confirmed the board of directors’ view that this transaction is in the best interests of our shareholders,” said C. John Wilder, TXU chairman and CEO. “These announcements demonstrate strong support for the board of directors’ conclusion that the merger offers the best value to shareholders.”
Shareholders of record as of the close of business on July 19, 2007, will be entitled to vote on the proposed merger. Under the terms of the merger agreement, as announced on February 26, 2007, TXU Corp. shareholders will receive $69.25 in cash per share after closing.
The TXU board of directors unanimously determined that the $69.25 per share offer maximizes value to shareholders and is superior to any other alternative it considered. The merger consideration represents a 25% premium to the average closing price during the 20 trading-day period prior to press speculation about a possible merger transaction. In light of volatile commodity and equity market signals, the board of directors re-evaluated its recommendation in July and re-affirmed the recommendation of a vote “FOR” the merger.

TXU urges all shareholders to vote “FOR” the merger transaction, consistent with the recommendations of TXU’s board of directors and ISS, Glass Lewis, Egan-Jones and Proxy Governance, four independent proxy advisory firms.
Since approval of the merger requires the affirmative vote of at least two-thirds of the outstanding shares, each TXU shareholder’s vote is extremely important, regardless of the number of shares owned. A failure to vote will have the same effect as a vote against the transaction.
TXU shareholders should vote by telephone or by Internet by following the easy instructions on the proxy card, or by signing, dating and returning the proxy card promptly to ensure their shares are voted.
Shareholders who have questions or need assistance in the voting of their shares should call TXU’s proxy solicitor, Georgeson, Inc., toll-free at (888) 605-7523 (banks and brokers may call collect at (212) 440-9800) or visit http://www.txucorp.com/investres/merger.aspx.
TXU’s Annual Meeting of Shareholders will be held on September 7, 2007 at 9:30 a.m. local time in the Dallas Ballroom of the International Conference and Exposition Center located in the Adam’s Mark Hotel at 400 North Olive Street, Dallas, Texas 75201.
Permission to use quotations from the ISS and Glass Lewis reports in this press release was neither sought nor obtained.
* * *
About TXU
TXU Corp., a Dallas-based energy holding company, has a portfolio of competitive and regulated energy subsidiaries, primarily in Texas, including TXU Energy, Luminant and Oncor. TXU Energy is a competitive retailer that provides electricity and related services to 2.1 million electricity customers in Texas. Luminant is a competitive power generation business, including mining, wholesale marketing and trading, construction and development operations. Luminant has over 18,300 MW of generation in Texas, including 2,300 MW of nuclear and 5,800 MW of coal-fueled generation capacity. Luminant is also the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. Oncor is a regulated electric distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, providing power to three million electric delivery points over more than 101,000 miles of distribution and 14,000 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.
Additional Information and Where to Find It
In connection with the proposed merger of TXU with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), TXU has filed a definitive proxy statement with the Securities and Exchange Commission (“the SEC”). A definitive proxy statement and a form of proxy have been mailed to the shareholders of TXU. BEFORE MAKING ANY VOTING DECISION, TXU’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. TXU’s shareholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. TXU’s shareholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents from the TXU’s website (http://www.txucorp.com) or by directing a request by mail or telephone to:

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Georgeson Inc.	or	Corporate Secretary
17 State Street		TXU Corp.
10th Floor		Energy Plaza
New York, NY 10004		1601 Bryan
Dallas, TX 75201
Phone: (888) 605-7523		Phone: (214) 812-4600
Participants in the Solicitation
TXU and its directors and officers may be deemed to be participants in the solicitation of proxies from TXU’s shareholders with respect to the Merger. Information about the TXU’s directors and executive officers and their ownership of TXU’s common stock is set forth in TXU’s definitive proxy statement for TXU’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 24, 2007. Shareholders may obtain additional information regarding the interests of TXU and its directors and executive officers in the Merger, which may be different than those of TXU’s shareholders generally, by reading the definitive proxy statement filed with the SEC and other relevant documents regarding the Merger.
-END-

Corporate Communications:	Investor Relations:
Lisa Singleton	Tim Hogan 214.812.4641	Bill Huber
214.812.5049		214.812.2480

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